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                                           SUBSIDIARIES OF THE COMPANY

                                                       JURISDICTION OF
                 SUBSIDIARIES                           INCORPORATION                          DOING BUSINESS AS
                 ------------                           -------------                          -----------------
1.       Sweet Factory Group, Inc.                     Delaware                        Sweet Factory Group, Inc.
2.       Sweet Factory, Inc.                           Delaware                        Sweet Factory, Inc.
3.       SF Properties, Inc.                           Delaware                        SF Properties, Inc.
4.       SF Candy Company                              Delaware                        SF Candy Company
5.       Archibald Candy (Canada) Corporation           Canada                         Archibald Candy (Canada) Corporation
6.       Mrs. Snyders Home Made Candies, Inc.          Illinois                        Mrs. Snyders Home Made Candies, Inc.
7.       Fannie May Candy Company, Inc.                Delaware                        Fannie May Candy Company, Inc.
8.       Grandmother's Candy Shops, Inc.               Illinois                        Grandmother's Candy Shops, Inc.
9.       Archibald Home Made Candies, Inc.             Illinois                        Archibald Home Made Candies, Inc.
10.      Archibald Box Corporation                     Illinois                        Archibald Box Corporation
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